Exhibit 10.2

AMENDMENT AGREEMENT

This Amendment Agreement (this “Agreement”), effective as of December 14, 2010, (the “Effective Date”), is made by and among Genta Incorporated, a Delaware corporation (the “Company”), and the holders of June 2008 Notes (as defined below) set forth on the signature pages hereto (each a “Holder” and collectively the “Holders”).

WHEREAS, the pursuant to that certain Securities Purchase Agreement dated as of June 5, 2008, as amended, by and among the Company and the parties listed on Exhibit A thereto, the Company issued Senior Secured Convertible Notes due the June 9, 2011, as amended (the “June 2008 Notes”); and

WHEREAS, the pursuant to Section 5.7 of the June 2008 Notes, each June 2008 Note may be amended by a written agreement between the Company and such note holder.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Amendment of June 2008 Notes.  The Company and the Holders hereby amend each June 2008 Note held by such Holder to delete the reference to “June 9, 2011” in the last sentence of the preamble to and replace such date with “September 4, 2011.”

2.           Warrants.  In consideration of the amendment set forth in Section 1, promptly following the Effective Date, the Company shall issue to each of the Holders a warrant to purchase shares of the Company’s common stock (the “Common Stock”) substantially in the form attached hereto as Exhibit A (the “Warrants”).  Each Warrant shall be exercisable for a number of shares of Common Stock  (the “Warrant Shares”) equal to ten percent (10%) of the shares of Common Stock that would be issuable if such Holder converted all of the outstanding principal and interest underlying all of such Holder’s June 2008 Notes on the Effective Date (without regard to any restriction on conversion contained therein) and the exercise price per share of the Warrant Shares shall be the Conversion Price (as defined in the June 2008 Notes) then in effect as of the Effective Date, subject to adjustment pursuant to the terms of the Warrants.

3.           Specific Performance; Consent to Jurisdiction; Venue.

(a)           The Company and the Holders acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof without the requirement of posting a bond or providing any other security, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)           The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Company and each Holder consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 3(b) shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Holders hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Agreement shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury.

4.           Entire Agreement; Amendment. The amendments and covenants set forth in Sections 2 and 3 of this Agreement shall become effective on the Effective Date.  Except as modified by this Agreement, the June 2008 Notes shall remain in full force and effect in accordance with their terms.  This Agreement contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor any Holder make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein.  No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Holders.  The Holders acknowledge that any amendment or waiver effected in accordance with this section shall be binding upon each Holder (and their permitted assigns) and the Company, including, without limitation, an amendment or waiver that has an adverse effect on any or all Holders.

5.           Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company or its Subsidiaries:	Genta Incorporated 200 Connell Drive Berkeley Heights, NJ 07922
Attention: Raymond P. Warrell, Jr., M.D.
Telephone No.: (908) 286-3966
Telecopy No.: (908) 464-1705

with copies to:	Morgan, Lewis & Bockius LLP 502 Carnegie Center Princeton, NJ 08540
Attention: Emilio Ragosa
Telephone No.: (609) 919-6633
Telecopy No.: (609) 919-6701

If to any Holder:
At the address of such Holder set forth on the signature page to this Agreement, with copies to Holder’s counsel as set forth on the signature page to this Agreement or as specified in writing by such Holder, with a copy to:

With a copy to:	Cooley LLP
4401 Eastgate Mall
San Diego, CA 92121
Attention: Steven M. Przesmicki
Telephone No.: (858) 550-6070
Telecopy No.: (858) 550-6420

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

6.           Waivers. No waiver by a party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

7.           Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

8.           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Holders may assign the rights under this Agreement without the consent of the Company.

9.           No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

10.           Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

11.           Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

12.           Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Holders without the consent of the Holders, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement. Notwithstanding the foregoing, the Holders consent to being identified in any filings the Company makes with the SEC to the extent required by law or the rules and regulations of the SEC.

13.           Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

14.           Further Assurances. From and after the date of this Agreement, upon the request of the Holders or the Company, the Company and each Holder shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

In Witness Whereof, the parties have caused this Amendment Agreement to be executed as of the Effective Date.

GENTA INCORPORATED

By:	/s/ Gary Siegel
Name:	Gary Siegel
Title:	Vice President, Finance

[SIGNATURE PAGES CONTINUE]

[HOLDER SIGNATURE PAGES TO AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment and Consent Agreement to be duly executed by their respective authorized signatories as of the __ day of December 2010.

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Holder:________________________________________________

Fax Number of Holder: ________________________________________________

Amount outstanding under each June 2008 Note held:

Address for Notice of Holder:

Address for delivery of securities for Holder (if not same as address for notice):

[SIGNATURE PAGES CONTINUE]

Exhibit A

Form of Warrant